UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 25, 2012

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 28, 2012, GigOptix, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended and year ended December 31, 2011. The full text of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

In addition, the information set forth under Item 4.02 of this Current Report on Form 8-K is incorporated in this Item 2.02 by reference. Furthermore, updated unaudited Condensed Consolidated Balance Sheets and Statements of Income (without notes) relating to the Company’s second and third fiscal quarters of 2011 reflecting the adjustment described in Item 4.02 and the press release furnished as Exhibit 99.1, are furnished as Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated by reference herein.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As previously disclosed by the Company in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2011 filed with the SEC on August 15, 2011 (the “Q2 Quarterly Report”), its Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2011 filed with the SEC on November 15, 2011 (the “Q3 Quarterly Report”) and in other past disclosures submitted to the SEC, after the closing of the acquisition of Endwave Corporation (“Endwave”), the Company made a determination as to the accounting treatment of liabilities incurred by Endwave for its restructuring activities in fiscal year 2011 in conjunction with the acquisition. On February 25, 2012, during the course of the Company’s audit of fiscal year 2011, the Company determined, and has subsequent to making this determination, discussed with Grant Thornton LLP, that the accounting treatment for the liabilities associated with Endwave’s restructuring activities reported in the Company’s Q2 Quarterly Report financial statements was incorrect. As a result, the Audit Committee of the Company’s Board of Directors has concluded on February 26, 2012, and has discussed with the independent registered public accounting firm, Grant Thornton LLP, that the interim (Unaudited) financial statements contained in the Company’s Q2 Quarterly Report and Q3 Quarterly Report should no longer be relied upon.

Specifically, the Company has determined as of February 26, 2012, that the restructuring liabilities assumed from Endwave (which Endwave incurred and booked as expenses on Endwave’s financial statements) and reported in the Company’s Condensed Consolidated Balance Sheets (Unaudited) in the Q2 Quarterly Report as of July 3, 2011 should also have been recorded as an operating expense on its post-acquisition Condensed Consolidated Statement of Operations (Unaudited). The primary effect of this adjustment is as set forth in the press release furnished as Exhibit 99.1.

The changes associated with Endwave’s restructuring activity have no effect on the Company’s previously disclosed Adjusted EBITDA, which is a non-GAAP financial measure, or cash and cash equivalents or other tangible assets.

In addition to the amendments described above, the Company has determined to reflect an additional change in the operating expenses for the second quarter of 2011. The Company will reflect the previously disclosed sign-on bonus payable to the Company’s Chief Financial Officer, Curt Sacks, as an operating expense under Selling General & Administrative (SG&A) for the second quarter of 2011. As reported in the Company’s Current Report on Form 8–K filed with the SEC on June 17, 2011, at the time of the Company’s acquisition of Endwave, the Company entered into an employment agreement with Mr. Sacks, providing, among other things, for the payment of a $110,000 sign-on bonus to Mr. Sacks on June 17, 2012 (the first anniversary of the effectiveness of the Endwave acquisition) or upon an earlier termination of Mr. Sacks’ employment or change in control of the Company. The Company will also reflect a $110,000 increase in accrued and other current liabilities in the Condensed Consolidated Balance Sheets of Operations (Unaudited) for the second quarter and third quarter of 2011.

The adjustments described above have no effect on the Company’s financial results for its fourth quarter ended December 31, 2011, or cash and cash equivalents or other tangible assets as of December 31, 2011. The Company’s 2011 unaudited financial results included in Exhibit 99.1 reflect these adjustments. Both the financial results and the adjustments described above remain subject to audit.

Updated unaudited Condensed Consolidated Balance Sheets and Statements of Income (without notes) relating to the Company’s second and third fiscal quarters of 2011 reflecting the adjustments described above are furnished as Exhibit 99.2 and Exhibit 99.3, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release dated February 28, 2012.

Exhibit 99.2	Corrected Condensed Consolidated Balance Sheets (Unaudited) and Condensed Consolidated Statement of Income (Unaudited) for the Company’s Fiscal Quarter Ended July 3, 2011.

Exhibit 99.3	Corrected Condensed Consolidated Balance Sheets (Unaudited) and Condensed Consolidated Statement of Income (Unaudited) for the Company’s Fiscal Quarter Ended October 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

Date: February 28, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 28, 2012.

99.2	Corrected Condensed Consolidated Balance Sheets (Unaudited) and Condensed Consolidated Statement of Income (Unaudited) for the Company’s Fiscal Quarter Ended July 3, 2011.

99.3	Corrected Condensed Consolidated Balance Sheets (Unaudited) and Condensed Consolidated Statement of Income (Unaudited) for the Company’s Fiscal Quarter Ended October 2, 2011.